SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GOLDEN BOOKS FAMILY

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 7/28/97            1,100-           12.2500
          GABELLI INTERNATIONAL LTD
                                 8/01/97            7,000-           11.5000
                                 7/28/97            3,000-           12.2500
                                 7/18/97            2,000-           12.2500
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 7/23/97            5,000-           11.8746
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 7/29/97            2,200-           12.1246
                                 7/29/97              800-           12.3034
               THE GABELLI EQUITY TRUST,INC.
                                 7/28/97            5,000-           12.1559
               THE GABELLI ASSET FUND
                                 8/12/97           10,000-           12.0621
                                 7/28/97            5,000-           12.1559
                                 7/24/97            5,000-           12.2496
                                 7/21/97            5,000-           12.2496
          GAMCO INVESTORS, INC.
                                 8/21/97           16,500-             *DO
                                 8/21/97            7,000-           10.7500
                                 8/20/97           17,300-           10.4621
                                 8/11/97            2,000-           12.1250
                                 8/08/97            9,500-           12.1118
                                 8/08/97           11,000-           12.0994
                                 8/07/97            9,500-           12.1118
                                 8/06/97           12,400-           11.9496
                                 8/06/97              100-           11.5023
                                 8/05/97           17,000-           11.7132
                                 8/05/97            5,630              *DI
                                 8/04/97           12,000-           11.5693
                                 8/01/97            8,600-           11.6250
                                 7/31/97            1,700-           12.1528
                                 7/30/97           30,000-             *DO
                                 7/28/97            6,600-           12.3333
                                 7/25/97            3,000-           12.2083
                                 7/24/97            5,900-           12.3008
                                 7/23/97            3,000-           12.3750
                                 7/23/97            7,000-           12.2321


                                       31

SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GOLDEN BOOKS FAMILY

         GAMCO INVESTORS, INC.
                                 7/22/97            2,000-           12.0313
                                 7/21/97           10,000-           12.2500
                                 7/18/97            3,200-           12.2930
                                 7/18/97            3,000-           12.2500
         GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 8/20/97              250-           10.3750
                                 8/19/97              250            10.6500
                                 8/14/97              485-           10.3750
                                 8/13/97            6,000            10.7083
                                 8/13/97            6,000-           10.2292
                                 8/01/97              485            11.7500
                                 7/25/97            1,000-           12.1875










         (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

         (2) PRICE EXCLUDES COMMISSION.

         (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.












                                       32